UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2014

THE WENDY’S COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dave Thomas Blvd., Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 764-3100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 7, 2014, The Wendy’s Company (the “Company”) issued a press release reporting its financial results for the fiscal quarter ended June 29, 2014, the initiatives described in Item 2.05 below, and other information. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including the Company’s financial results for the fiscal quarter ended June 29, 2014 included in Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section. Furthermore, the information in this Item 2.02, including the Company’s financial results for the fiscal quarter ended June 29, 2014 included in Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 7, 2014, as part of its ongoing system optimization initiative, the Company announced a plan to sell all of its Company-operated Canadian restaurants to franchisees and reinvest the sale proceeds to promote incremental development of franchised restaurants in Canada. The Company is targeting the end of the first quarter of 2015 for the completion of the sale transactions.

The Company expects to incur losses on remeasuring long-lived assets to fair value upon determination that the assets will be leased and/or subleased to franchisees in connection with the sale of restaurants related to this initiative. The Company also expects to incur severance and related employee costs. Remeasurement losses and severance and related employee costs are expected to be incurred primarily during the second half of 2014. The Company is unable at this time in good faith to estimate the range of costs or the gains or losses expected to result from future sales of its Canadian restaurants.

Other than losses expected to be incurred on remeasuring long-lived assets, the Company expects that the costs incurred in connection with sales of the Canadian restaurants will be cash expenditures. The Company will file an amendment to this Current Report on Form 8-K within four business days after it makes a determination of an estimate or a range of estimates of the costs that will be incurred in connection with these sales, to the extent required by applicable rules of the Securities and Exchange Commission.

The Company plans to retain its ownership in a Canadian restaurant real estate joint venture with Tim Hortons Inc.

The Company is unable at this time in good faith to predict the ultimate costs associated with the sale of restaurants, severance and related employee costs, the timing of payments made and received, the results of negotiations with landlords, the impact of the sale of restaurants on ongoing operations, any tax impact from the sale of restaurants, and the future impact to the Company’s earnings, restaurant operating margin, cash flow and depreciation. These risks are in addition to the other risks cited in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

Item 2.06	Material Impairments.

The information required to be disclosed in this Item 2.06 is included in Item 2.05 above and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by The Wendy’s Company on August 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: August 7, 2014	By:	/s/ Dana Klein
Dana Klein
Senior Vice President – Corporate and Securities Counsel, and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by The Wendy’s Company on August 7, 2014.